KBS SOR (BVI) HOLDINGS, LTD.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2016

UNAUDITED

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Consolidated Statements of Financial Position	2

Consolidated Statements of Operations	3

Consolidated Statements of Comprehensive Income	4

Consolidated Statements of Changes in Equity	5 – 7

Consolidated Statements of Cash Flows	8 – 9

Notes to Interim Consolidated Financial Statements	10 - 17

- - - - - - - - - - -

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,		December 31,
	2016	2015	2015
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$28,173	$18,256	$21,072
Rents and other receivables, net	2,563	1,649	1,671
Prepaid expenses and other assets	4,914	5,815	3,351
Restricted cash	7,827	5,987	5,807

	43,477	31,707	31,901
NON-CURRENT ASSETS
Investment properties	1,648,860	1,295,017	1,291,096
Investment in joint venture	151,487	135,370	136,251
Real estate loan receivable, net	-	27,850	27,850
Available for sale financial asset	5,305	5,305	5,305
Restricted cash	13,609	-	-

	1,819,261	1,463,542	1,460,502

Total assets	$1,862,738	$1,495,249	$1,492,403
LIABILITIES
CURRENT LIABILITIES
Notes and bonds payable, net	$423,506	$12,437	$13,649
Accounts payable and accrued liabilities	21,966	21,406	16,695
Due to Parent Company	-	-	1,137
Other liabilities	7,387	8,684	8,931

	452,859	42,527	40,412
LONG-TERM LIABILITIES
Notes and bonds payable, net	262,663	534,301	533,674
Debentures, net	250,163	-	-
Rental security deposits	7,209	5,352	5,260
	520,035	539,653	538,934

Total liabilities	972,894	582,180	579,346

EQUITY
Owner's net equity	863,434	805,626	808,435
Non-controlling interests	26,410	107,443	104,622

Total equity	889,844	913,069	913,057

Total liabilities and equity	$1,862,738	$1,495,249	$1,492,403
The accompanying notes are an integral part of the interim consolidated financial statements.

November 10, 2016	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith Hall
Date of approval of	Waldvogel, Jeffrey	McMillan, Peter III	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2016	2015	2016	2015	2015
	Unaudited				Audited
	U.S. dollars in thousands

Revenues and other income:

Rental income	$75,271	$65,713	$28,304	$22,143	$87,897
Tenant reimbursements	15,484	13,991	5,902	4,940	18,313
Interest income from real estate loans receivable	3,655	1,968	-	-	1,968
Other operating income	2,580	2,495	1,002	881	3,304

Total revenues and other income	96,990	84,167	35,208	27,964	111,482

Expenses:
Operating, maintenance, and management fees	(29,755)	(27,855)	(10,932)	(9,930)	(37,512)
Real estate taxes and insurance	(12,419)	(11,439)	(4,516)	(3,940)	(14,565)

Total expenses	(42,174)	(39,294)	(15,448)	(13,870)	(52,077)

Gross profit	54,816	44,873	19,760	14,094	59,405

Fair value adjustment of investment properties, net	32,053	41,585	38,055	43,335	37,304
Equity in income of unconsolidated joint venture	12,416	36,541	10,234	34,564	37,424
Asset management fees to affiliate	(6,932)	(6,242)	(2,639)	(2,112)	(8,348)
General and administrative expenses	(1,827)	(437)	(580)	(107)	(568)

Operating profit	90,526	116,320	64,830	89,774	125,217

Finance income	22	21	6	7	17
Finance expenses	(20,354)	(11,292)	(7,992)	(3,524)	(14,986)
Foreign currency transaction adjustments, net	(4,602)	-	(6,639)	-	-

Net income	$65,592	$105,049	$50,205	$86,257	110,248

Net income attributable to owner	$64,876	$102,564	$49,090	$82,622	$109,805
Net income attributable to non-controlling interests	716	2,485	1,115	3,635	443

Net income	$65,592	$105,049	$50,205	$86,257	$110,248

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2016	2015	2016	2015	2015
	Unaudited				Audited
	U.S. dollars in thousands

Net income	$65,592	$105,049	$50,205	$86,257	$110,248

Total comprehensive income	$65,592	$105,049	$50,205	$86,257	$110,248

Total comprehensive income attributable to owner	$64,876	$102,564	$49,090	$82,622	$109,805

Total comprehensive income attributable to non-controlling interests	716	2,485	1,115	3,635	443

Total comprehensive income	$65,592	$105,049	$50,205	$86,257	$110,248

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at January 1, 2016 (audited)	$419,267	$389,168	$ -	$808,435	$104,622	$913,057

Net income (loss)	-	64,876	-	64,876	716	65,592

Total comprehensive income	-	64,876	-	64,876	716	65,592
Dividends to Owner	-	(45,300)	-	(45,300)	-	(45,300)
Distributions to Owner	(27,087)	-	-	(27,087)	-	(27,087)
Contributions from Owner	20,879	-	-	20,879	-	20,879
Acquisitions of non-controlling interests	-	-	41,631	41,631	(79,617)	(37,986)
Non-controlling interests contributions	-	-	-	-	769	769
Distributions to non-controlling interests	-	-	-	-	(80)	(80)

Balance at September 30, 2016	$413,059	$408,744	$41,631	$863,434	$26,410	$889,844

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at January 1, 2015 (audited)	$461,522	$279,363	$ -	$740,885	$110,178	$851,063

Net income	-	102,564	-	102,564	2,485	105,049
Total comprehensive income	-	102,564	-	102,564	2,485	105,049
Distributions to Owner	(76,719)	-	-	(76,719)	-	(76,719)
Contributions from Owner	38,896	-	-	38,896	-	38,896
Non-controlling interests contributions	-	-	-	-	751	751
Distributions to non-controlling interests	-	-	-	-	(5,971)	(5,971)

Balance at September 30, 2015	$423,699	$381,927	$ -	$805,626	$107,443	$913,069

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at July 1, 2016	$413,059	$391,254	$41,631	$845,944	$25,355	$871,299

Net income	-	49,090	-	49,090	1,115	50,205

Total comprehensive income	-	49,090	-	49,090	1,115	50,205
Dividends to Owner	-	(31,600)	-	(31,600)	-	(31,600)
Non-controlling interests contributions	-	-	-	-	3	3
Distributions to non-controlling interests	-	-	-	-	(63)	(63)

Balance at September 30, 2016	$413,059	$408,744	$41,631	$863,434	$26,410	$889,844

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at July 1, 2015	$449,716	$299,305	$ -	$749,021	$105,347	$854,368

Net income	-	82,622	-	82,622	3,635	86,257
Total comprehensive income	-	82,622	-	82,622	3,635	86,257
Distributions to Owner	(36,188)	-	-	(36,188)	-	(36,188)
Contributions from Owner	10,171	-	-	10,171	-	10,171
Non-controlling interests contributions	-	-	-	-	391	391
Distributions to non-controlling interests	-	-	-	-	(1,930)	(1,930)

Balance at September 30, 2015	$423,699	$381,927	$ -	$805,626	$107,443	$913,069

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Audited

Balance at January 1, 2015	$461,522	$279,363	$ -	$740,885	$110,178	$851,063

Net income	-	109,805	-	109,805	443	110,248

Total comprehensive income	-	109,805	-	109,805	443	110,248
Distributions to Owner	(104,300)	-	-	(104,300)	-	(104,300)
Contributions from Owner	62,045	-	-	62,045	-	62,045
Non-controlling interests contributions	-	-	-	-	1,343	1,343
Distributions to non-controlling interests	-	-	-	-	(7,342)	(7,342)

Balance at December 31, 2015	$419,267	$389,168	$ -	$808,435	$104,622	$913,057

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2016	2015	2016	2015	2015
	Unaudited				Audited
	U.S. dollars in thousands

Cash flows from operating activities:

Net income	$65,592	$105,049	$50,205	$86,257	$110,248
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of unconsolidated joint venture	(12,416)	(36,541)	(10,234)	(34,564)	(37,424)
Fair value adjustment on investment properties, net	(32,053)	(41,585)	(38,055)	(43,335)	(37,304)
Deferred rent	(2,020)	(3,708)	(1,045)	(974)	(4,499)
Bad debt expense	271	323	(36)	216	331
Financing expense	20,354	11,292	7,992	3,524	14,986
Financing income	(22)	(21)	(6)	(7)	(17)
Interest income from note receivable, net	(3,655)	(1,968)	-	-	(1,968)
Foreign currency transaction loss, net	4,602	-	6,639	-	-
	40,653	32,841	15,460	11,117	44,353
Changes in assets and liabilities:
Restricted cash	(708)	1,508	(63)	314	1,201
Rents and other receivables	(1,380)	(717)	(693)	286	(747)
Prepaid expenses and other assets	(2,542)	(2,484)	(454)	523	(2,092)
Accounts payable and accrued liabilities	2,869	3,009	4,410	4,559	503
Rental security deposits	1,949	365	799	308	273
Other liabilities	750	(164)	890	(360)	703
Lease incentive additions	(1,059)	(621)	(155)	(349)	(642)
	(121)	896	4,734	5,281	(801)

Net cash provided by operating activities	40,532	33,737	20,194	16,398	43,552

Cash Flows from Investing Activities:
Acquisition of investment properties	(293,831)	-	(168,021)	-	-
Escrow deposits for real estate purchases	-	-	16,000	-	-
Improvements to investment properties	(27,572)	(26,732)	(11,256)	(9,465)	(39,167)
Proceeds from sales of investment properties, net	-	30,959	-	9,502	44,684
Proceeds from insurance claims	256	294	-	36	294
Investment in unconsolidated joint venture	(2,820)	(2,761)	(1,020)	(1,081)	(2,759)
Repayment of real estate loan receivable	27,850	-	-	-	-
Finance income received	3,677	1,825	6	7	1,821
Restricted cash for capital expenditures	(7,752)	-	10	-	-
Funding of restricted cash for development obligations	(2,575)	(4,643)	(75)	(4,643)	(4,643)

Net cash (used in) provided by investing activities	(302,767)	(1,058)	(164,356)	(5,644)	230

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2016	2015	2016	2015	2015
	Unaudited				Audited
	U.S. dollars in thousands

Cash Flows from Financing Activities:
Proceeds from debentures, notes and bonds payable	462,178	51,182	123,541	11,476	61,189
Principal payments on notes payable	(74,707)	(30,314)	(16,511)	(298)	(40,631)
Payments of deferred financing costs	(10,641)	(297)	(2,005)	(248)	(25)
Interest paid	(16,147)	(9,227)	(9,067)	(2,914)	(12,265)
Repayments to Parent Company	(5,512)	-	(5,512)	-	-
Borrowings from Parent Company	4,375	-	501	-	-
Restricted cash for debt service obligations	(5,595)	-	(209)	-	-
Non-controlling interests contributions	769	751	3	391	1,343
Distributions to non-controlling interests	(80)	(5,971)	(63)	(1,930)	(7,342)
Acquisition of non-controlling interests	(37,986)	-	-	-	-
Dividends to Owner	(45,300)	-	(31,600)	-	-
Distributions to Owner	(27,087)	(76,719)	-	(36,188)	(104,300)
Contributions from Owner	20,879	38,896	-	10,171	62,045
Other financing proceeds, net	693	-	693	-	-

Net cash provided by (used in) financing activities	265,839	(31,699)	59,771	(19,540)	(39,986)

Effect of exchange rate changes on cash and cash equivalents	3,497	-	(626)	-	-
Net increase (decrease) in cash and cash equivalents	7,101	980	(85,017)	(8,786)	3,796
Cash and cash equivalents, beginning of period	21,072	17,276	113,190	27,042	17,276

Cash and cash equivalents, end of period	$28,173	$18,256	$28,173	$18,256	$21,072

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:    GENERAL INFORMATION

a.
The accompanying unaudited interim financial statements have been prepared in a condensed format as of September 30, 2016 and for the nine and three months period then ended ("interim condensed financial statements"). These interim condensed financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 2015 and for the year then ended and the accompanying notes ("annual financial statements").

b.
The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate-related loans.

c.	Acquisition of investments from the Operating Partnership (controlling shareholder) and presentation of consolidated financial statements:
Concurrent with the placement of debentures of the Company and the admission of the Company's debentures to trading on the Tel-Aviv Stock Exchange, on March 8, 2016 the Company (through a subsidiary) acquired real estate projects (assets and liabilities) from the transferring entities (the transferring entities) that are controlled by the Controlling Shareholder before and after the above transfer (the Acquisition). In consideration for the Acquisition, the Company issued 10,000 common shares with no par value to the Operating Partnership.
As of September 30, 2016, the Operating Partnership owned 11 office properties, one office campus consisting of nine office buildings, one office portfolio consisting of four office buildings and 25 acres of undeveloped land, one office portfolio consisting of three office properties, one office/flex/industrial portfolio consisting of 21 buildings, one retail property, two apartment properties, two investments in undeveloped land encompassing an aggregate of 1,670 acres and two investments in unconsolidated joint ventures.
Since the Company acquired these operations from the transferring entities, which are controlled by the same controlling shareholder of the Company before and after the Acquisition, the Acquisition is not a business combination within the scope of IFRS 3. The Company is accounting for the Acquisition in a manner similar to a pooling of interests. Thus, the condensed interim consolidated financial statements comprise the statements of financial position and results of operations of the Company and of the operations acquired from the transferring entities to reflect the Acquisition as if it had occurred at the beginning of the earliest period presented (January 1, 2013). For certain projects that were acquired by the transferring entities subsequent to January 1, 2013, the condensed interim consolidated financial statements reflect the net assets (liabilities) of these projects and the activities from the dates those projects were acquired by the transferring entities.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation of the interim consolidated financial statements:
The interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, "Interim Financial Reporting", and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

b.	Initial adoption of new Standards, Interpretations and Amendments by the Company:
The accounting policies adopted in the preparation of the interim consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements.

NOTE 3:-    INVESTMENT IN SIGNIFICANT JOINT VENTURE
The Company does not attach the financial statements of KBS SOR SREF III 110 William, LLC, since its reports are insignificant to the Company's financial statements and do not add more information to the contained below.
Summarized information about the statement of financial position and the statement of profit of KBS SOR SREF III 110 William, LLC (100%) (in thousands) (1):

	September 30,		December 31,
	2016	2015	2015
	Unaudited		Audited
	U.S. dollars in thousands

Current assets	$12,220	$12,933	$11,124
Non-current assets (investment property)	434,900	405,700	408,525
Current liabilities	163,913	5,740	6,005
Non-current liabilities	556	161,991	160,783

Equity	$282,651	$250,902	$252,861
Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$151,487	$135,370	$136,251

(1)     The company holds 60% of KBS SOR SREF III 110 William, LLC.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:-    INVESTMENT IN SIGNIFICANT JOINT VENTURE (Cont.)

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2016	2015	2016	2015	2015
	Unaudited				Audited
	U.S. dollars in thousands

Revenues	$23,522	$24,160	$7,935	$8,634	$31,892
Gross profit	10,900	11,775	3,238	4,424	15,594
Operating profit (*)	29,582	85,052	22,501	78,171	88,783
Net profit (*)	25,089	80,744	21,000	76,630	82,703

Share of profit from joint venture (Based on the waterfall mechanism)	12,416	36,541	10,234	34,564	37,424

(*) Includes revaluation of investment property	$18,682	$73,276	$19,263	$73,747	$72,945

NOTE 4:-    FINANCIAL INSTRUMENTS
The fair value of non-current notes payable as of September 30, 2016 is not materially different from its fair value as presented in the annual pro-forma consolidated financial statements as of December 31, 2015.  The fair value of the debentures as of September 30, 2016 was approximately $250.2 million (NIS 937.4 million).
As of September 30, 2016, the Company had a working capital shortfall amounting to $409.4 million, primarily attributed to loans maturing in the year following the date of the statement of financial position. The Company intends to either exercise extension options available under the loans or refinance loans as they come due and does not anticipate any challenges in refinancing such loans given the relatively low leverage of Company properties, the Company’s relationship with third-party lenders and its past experience placing debt on its properties. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:-     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Debentures Issuance:
On March 8, 2016, the Company issued debentures (series A) (the "Debentures") in the amount of New Israeli Shekels ("NIS") 970.2 million par value ($249.2 million). The debentures are registered in the Tel Aviv Stock Exchange. The debentures (series A) are not linked (principal and interest) to any index.
The debentures (Series A) shall be repaid (principal) in five (5) equal annual installments on March 1st of each of the years from 2019 to 2023, such that each of the payment shall be equal to 20% of the total par value of the debentures (Series A).
The outstanding balance of the principal of the debentures (Series A) shall bear fixed annual interest at 4.25% (but subject to adjustments in the event of a change in the rating of the debentures (Series A) and/or noncompliance with financial covenants). The annual interest rate may increase by increments of 0.25% as a result of downgrades in the credit rating of the debentures (Series A) by rating agencies or by increments of 0.5% as a result of violations of certain financial covenants set forth in the deed of trust. The cumulative increase in the interest rate as a result of these events is limited and shall not exceed an aggregate of 1.75%.
The interest on the debentures (Series A) shall be paid in two semiannual installments on March 1st and September 1st starting September 1st, 2016 until March 1, 2023.
The aggregate offering costs were approximately $9.8 million and the effective interest rate is approximately 5.2%.
Concurrent with the placement of debentures, on March 8, 2016, the Operating Partnership assigned to the Company all of its interests in the subsidiaries through which the Parent Company indirectly owns all of its real estate and real estate-related investments.  The Operating Partnership owns all of the issued and outstanding equity of the Company.  As a result of these transactions, the Parent Company now holds all of its real estate and real estate-related investments indirectly through the Company.
In accordance with the deed of trust of the debentures (Series A), the Company must maintain a minimum Consolidated Equity Capital of the Company (including minority interests) of $475 million.  The Company is also subject to other financial covenants such as the Ratio of Debt to CAP and a Ratio of Debt to EBITDA.
In addition, within the deed of trust, some restrictions regarding dividend distribution were determined, among other- the Company undertakes not to make any distribution unless the Consolidated Equity Capital of the Company (including minority interests) less the amount of the distribution will not be less than $ 600 million. However, the Parent Company must comply with certain distribution requirements by law, by which the Parent Company must distribute up to 100% of its REIT taxable income in order to comply with REIT regulations.  The Company is not restricted from making distributions to the Parent Company in order to comply with such REIT regulations.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:-     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONT.)
Dividend approvals:
In March, June and September 2016, the Company declared and paid distributions of dividend in the aggregated amount of $ 45.3 million to the Owner.
Acquisitions of Non-controlling Interests:
On March 18, 2016, the Company increased its membership interest in the Park Highlands joint venture from 50.1% to 51.58% by acquiring an additional 1.48% membership interest from one of the joint venture partners, which was also the managing member. On March 18, 2016, the Company increased its membership interest in the Park Highlands II joint venture from 99.5% to 100% by acquiring the remaining 0.5% membership interest from its joint venture partner, which was also the managing member. The total amount paid for these membership interests was $0.7 million. The carrying amount of the non-controlling interests that were acquired (based on the waterfall mechanism) was $ 12.8 million. As a result of this acquisition, the Company recognized $ 12.1 million as paid in capital resulting from transactions with non-controlling interests.
On June 6, 2016, the Company increased its membership interest in the Park Highlands joint venture from 51.58% to 97.62% by acquiring an additional 46.04% membership interest from one of the joint venture partners. On June 25, 2016, the Company increased its membership interest in the Park Highlands joint venture from 97.62% to 100% by acquiring the remaining 2.38% membership interest from one of the joint venture partners. The total amount paid for these membership interests was $37.2 million. The carrying amount of the non-controlling interests that were acquired (based on the waterfall mechanism) was $ 66.8 million. As a result of this acquisition, the Company recognized $ 29.6 million as paid in capital resulting from transactions with non-controlling interests.
University House First Mortgage:
On June 30, 2015, the University House First Mortgage matured without repayment.  As a result, on July 1, 2015, the Company provided noticed to the borrower of default.
On April 21, 2016, the University House First Mortgage Lender entered into an assignment of mortgage to assign the University House First Mortgage Loan to an assignee unaffiliated with the Company or the Advisor. On April 22, 2016, the Company received $31.6 million in connection with the assignment of the University House First Mortgage Loan. The proceeds received from the assignment reflects the entire principal balance and interest due, including any default interest, as of April 21, 2016, plus any legal costs incurred by the Company in connection with the assignment.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:-     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONT.)
Acquisition of Westpark Portfolio:
On May 10, 2016, the Company, through an indirect wholly owned subsidiary (the “Westpark Portfolio Buyer”), acquired a portfolio of 21 office/flex/industrial buildings containing a total of 778,472 rentable square feet located on approximately 41 acres of land in Redmond, Washington (the "Westpark Portfolio"). The purchase price of the Westpark Portfolio was $125.8 million.
As of May 10, 2016, Westpark Portfolio was 82% leased to over 100 tenants with a weighted-average remaining lease term for the tenants of approximately 3.0 years.
Westpark Portfolio Mortgage Loan:
On July 8, 2016, the Westpark Portfolio Buyer, entered into a four-year mortgage loan with an unaffiliated lender, for borrowings of up to $85.2 million secured by the Westpark Portfolio (the “Westpark Portfolio Mortgage Loan”). At closing, $83.2 million of the loan was funded and the remaining $2.0 million was available for future disbursements to be used for tenant improvement costs, subject to certain terms and conditions contained in the loan documents.
The Westpark Portfolio Mortgage Loan matures on July 1, 2020, with a one-year extension option, subject to certain terms and conditions contained in the loan documents. The Westpark Portfolio Mortgage Loan bears interest at a floating rate of 250 basis points over one-month LIBOR. The Westpark Portfolio Buyer has the right to repay the loan in whole at any time, or in part from time to time.
KBS SOR Properties LLC (“SOR Properties”), the Company’s indirect wholly owned subsidiary, provided a limited guaranty of the Westpark Portfolio Mortgage Loan with respect to certain potential fees, costs, expenses, losses or damages incurred or suffered by the lender as a result of certain intentional actions committed by the Westpark Portfolio Buyer in violation of the loan documents. SOR Properties also provided a guaranty of the principal balance and any interest or other sums outstanding under the Westpark Portfolio Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the Westpark Portfolio Buyer.
Acquisition of 353 Sacramento:
On July 11, 2016, the Company, through an indirect wholly owned subsidiary (the “353 Sacramento Buyer”), acquired an office building containing 284,751 rentable square feet located on approximately 0.35 acres of land in San Francisco, California ("353 Sacramento"). The purchase price of 353 Sacramento was $168.0 million.
As of July 11, 2016, 353 Sacramento was 85% leased to 25 tenants with a weighted-average remaining lease term for the tenants of approximately 2.0 years.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:-     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONT.)
Hedges:
On August 8, 2016, August 16, 2016 and August 22, 2016, the Company, entered into four foreign currency collars to hedge against a change in the exchange rate of the Israeli new Shekel versus the U.S. Dollar. The foreign currency collars expire in August 2017 and have a U.S. Dollar notional amount in the aggregate of $250.0 million. The foreign currency collars consist of purchased call options to buy ranging from 3.6686 to 3.7245 Israeli new Shekels and sold put options to sell the Israeli new Shekels ranging from 3.7695 to 3.826 Israeli new Shekels. The foreign currency collars are intended to permit the Company to exchange, on the settlement dates of the collars and net of the effect of the collars, $250.0 million U.S. Dollars for an amount of Israeli new Shekels ranging from 923.1 million to 948.4 million. As of September 30, 2016, the Company used Level 2 inputs to measure the foreign currency collars fair value at $1.5 million.

NOTE 6:-    SUBSEQUENT EVENTS
353 Sacramento Mortgage Loan:
On October 14, 2016, the 353 Sacramento Buyer, entered into a two-year secured mortgage loan with an unaffiliated lender, for borrowings of up to $115.5 million secured by 353 Sacramento (the “353 Sacramento Mortgage Loan”). As of October 14 2016, $85.5 million had been disbursed to the Company with the remaining $30.0 million available for future disbursements to be used for tenant improvements, leasing commissions and capital improvements, subject to certain terms and conditions contained in the loan documents. The 353 Sacramento Mortgage Loan matures on October 14, 2018 with three one-year extension options, subject to certain conditions contained in the loan documents and the payment of an extension fee of 0.25% of the outstanding principal balance with respect to the second and third extension options. The 353 Sacramento Mortgage Loan bears interest at a floating rate of 275 basis points over one-month LIBOR. The borrower entered into an interest rate cap that effectively limits one-month LIBOR on $115.5 million of the outstanding loan balance at 3.00% effective October 14, 2016 through October 14, 2018. Monthly payments are interest-only with the entire unpaid principal balance and all outstanding interest and fees due at maturity. The Company has the right to prepay the loan in whole at any time or in part from time to time to the extent necessary, subject to the payment of certain expenses potentially incurred by the lender as a result of the prepayment, the payment of a prepayment premium and certain other conditions contained in the loan documents.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6:-    SUBSEQUENT EVENTS (CONT.)
KBS SOR Properties provided a limited guaranty of the 353 Sacramento Mortgage Loan with respect to certain potential deficiencies, losses or damages suffered by the lender resulting from certain intentional acts committed by the 353 Sacramento Buyer or KBS SOR Properties in violation of the loan documents, or in the event of certain bankruptcy or insolvency proceedings involving the borrower or KBS SOR Properties.
As a condition to the 353 Sacramento Mortgage Loan, the borrowing subsidiary amended its operating agreement to appoint two independent managers.  The independent managers have consent rights with respect to (i) the consolidation or merger of the borrower into another entity if the 353 Sacramento Mortgage Loan will not be paid off in connection with such merger or consolidation, (ii) the sale of the borrower’s assets if the 353 Sacramento Mortgage Loan will not be paid off in connection with such a sale and (iii) the institution of voluntary (or the consent to involuntary) bankruptcy or similar creditor-protection proceedings.  Such consent rights will only apply as long as the 353 Sacramento Mortgage Loan remains outstanding.
Battery Point Series B Preferred Units:
On October 28, 2016, the Company, through an indirect wholly owned subsidiary, entered into a purchase agreement to purchase up to an aggregate of 25,000 units of Series B Preferred Units (the “Preferred Units”) of Battery Point Trust LLC (“Battery Point”), over a six-month period at a per-unit price of $1,000, resulting in an aggregate investment of $25.0 million. On October 28, 2016, the Company purchased an initial 5,000 Preferred Units, net of an equity commitment fee of $0.6 million, for a net payment of $4.4 million. The Preferred Units are entitled to the payment of quarterly distributions at the following annual rates: 7.0% for the period commencing October 28, 2016 through April 28, 2017; 9.0% for the period commencing April 29, 2017 through April 28, 2018; and 12.0% for the period commencing April 29, 2018 through October 28, 2019. The Company may be required to purchase additional Preferred Units, no more frequently than once a month, during the period beginning in November 2016 and ending in April 2017. Each minimum required additional purchase of Preferred Units is 5,000 units. Battery Point may redeem the Preferred Units at any time, subject to payment to the Company of an exit fee in the amount of 1.0% of the redemption price if Battery Point redeems the Preferred Units after April 28, 2017.

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